UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 22, 2018

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	980597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On February 22, 2018, Arbutus issued a press release to announce that litigation initiated by Acuitas Therapeutics on October 25, 2016 in the Supreme Court of British Columbia has been settled before trial. The litigation centered on Acuitas’ rights to use and sublicense Arbutus pre-April 15, 2010 LNP technology under a cross license agreement dated November 12, 2012. On February 7, 2017, Arbutus obtained an injunction preventing Acuitas from further providing Arbutus LNP technology to any third party.

The settlement agreement was signed by the parties on February 21, 2018.

The settlement stipulates that the four non-exclusive viral vaccine sublicenses previously granted to Moderna are the only sublicenses to survive. These four sublicenses, previously granted by Acuitas to Moderna under the pre-April 15, 2010 Arbutus LNP patent families, are each limited to a specific viral target.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits:

               99.1 Press Release issued by the Company on February 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: February 22, 2018	By:	/s/ Koert VandenEnden
Koert VandenEnden
Interim CFO